Exhibit 24.3
POWER OF ATTORNEY
     The undersigned, Richard W. FitzGerald, hereby appoints Joseph A. Mills and Alfredo Garcia, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to that certain Registration Statement (File No. 333-144938), as amended, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Richard W. FitzGerald
Richard W. FitzGerald

Date: 16 Nov 2007